EXHIBIT 99.1

LOCATION BASED TECHNOLOGIES BOARD
DECLARES DIVIDEND PAYABLE IN SHARES

ANAHEIM, Calif., October 10, 2008--Location Based Technologies (OTCBB:LBAS), a leading-edge family service provider of personal locator devices and services, today announced that their Board declared a 200% dividend (3 for 1 stock dividend) payable in stock for shareholders of record as of close of business on October 20, 2008.

About Location Based Technologies

A publicly traded company (OTCBB:LBAS), Location Based Technologies designs and develops leading-edge personal locator devices and services that incorporate patented, proprietary technologies designed to enhance and enrich the lives of families globally. The company is headquartered in Anaheim, Calif. For more information, visit http://www.pocketfinder.com.

This news release contains forward-looking statements that involve risks and uncertainties.  Actual results and outcomes may differ materially from those discussed or anticipated.  For a more detailed discussion of these and associated risks, see the company's most recent document filed with the Securities and Exchange Commission.

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Contacts:

David Morse
Location Based Technologies
(800) 615-0869
dave@pocketfinder.com

Daly-Swartz PR for Location Based Technologies
Jeffrey Swartz, 949-470-0075
jeffreyswartz@dsprel.com

Glenn Busch, CFP
Northstar Investments
Investor Relations
Glenn Busch, Northstar Investments
(714) 310-8641
glenn@pocketfinder.com